UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2017

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

 ☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01         Other Items.

On October 2, 2017, ITUS Corporation (the “Company”) received formal notice from The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company has regained compliance with Listing Rule 5550(a)(2) of the Nasdaq Stock Market for continued listing on The Nasdaq Capital Market. Accordingly, the Nasdaq compliance matter has been closed.

Nasdaq’s determination follows the Company’s prior disclosure via a Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 24, 2017, indicating that Nasdaq’s Listing Qualifications Department had determined that the Company no longer satisfied the minimum bid price requirement of The Nasdaq Stock Market as required for continued listing on The Nasdaq Capital Market.

On October 3, 2017, the Company issued a press release announcing that it had regained compliance with the continued listing standards of Nasdaq. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits

99.1     Press release, dated October 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2017
ITUS CORPORATION

	By:	/s/ Amit Kumar
Name: Dr. Amit Kumar
Title: President and Chief Executive Officer

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